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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 24, 2008, accompanying the financial statements and supplemental information of The Tenneco Employee Stock Ownership Plan for Salaried Employees on Form 11-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Tenneco Inc., on Form S-8 (Registration Nos. 333-33442, effective March 28, 2000, and 333-58056, effective April 4, 2000), and the prospectuses related thereto.


June 24, 2008

/s/ Grant Thornton LLP
Chicago, Illinois